UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Highway 100 South, Suite 432 St. Louis Park, MN 55416
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 11, 2023, Mitesco, Inc., a Delaware corporation (the “Company”) entered into securities purchase agreements (each a “Purchase Agreement”) dated April 11, 2023 with certain investors (collective, the “Purchasers”). The Purchase Agreement provided for the sale and issuance of (i) Series F 12% PIK Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series F Shares”) and (ii) warrants to purchase shares of Common Stock (the “Warrants,” and together with the Series F Shares, the “Securities”).

The closing on the first tranche of the offering resulted in gross proceeds to the Company of $650,000. The net proceeds to the Company from the first tranche of the offering were $511,000, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for general operating expenses.

The foregoing description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. A form of the Purchase Agreement and Warrant is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company and the Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to register the shares of common stock underlying the Securities whenever the Company is required or proposes to register any of its equity securities under the Securities Act of 1933 (a “Piggyback Registration.”). If a Purchaser is to participate in a Piggyback Registration in connection with a public offering, pursuant to the Registration Rights Agreement, the Purchaser agrees to be bound by certain lock-up agreements, as described in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement. A form of the Registration Rights Agreement is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Exchange Agreements

Also in connection with the Purchase Agreement, the Company entered into separate exchange agreements (the “Exchange Agreements”) with each of the Purchasers as well as prior investors into the Company (the “Holders”), pursuant to which the Holders exchanged (the “Exchange”) the Exchange Securities, as defined in each individual Exchange Agreement, for a number Series F Shares (based on their liquidation preference of $1,000) equal to 120%, 165% or 230%, depending on whether the Holder is putting in more money into the bridge financing, of the “Principal Amount,” “Stated Value” and/or liquidation preference of the Exchange Securities (including any payoff bonus, accrued dividends or interest), rounded up, as defined in their respective certificate of designation.

This summary is not a complete description of all of the terms of the Exchange Agreements and is qualified in its entirety by reference to the full text of the Exchange Agreements, a form of which is filed as Exhibit 4.1 hereto, which is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 14, 2023, Dr. H. Faraz Naqvi tendered his resignation as a director of the Company. There was no known disagreement with Dr. H. Faraz Naqvi on any matter relating to the Company’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2023, Mitesco, Inc. (the “Company”) filed a Certificate of Designations, Preferences and Rights of Series F 12% PIK Convertible Perpetual Preferred Stock (the “Series F Shares” or “Series F Preferred Stock”) with the Delaware Secretary of State (the “Certificate of Designation”). The number of shares of Series F Preferred Stock designated is 140,000 and each share of Series F Preferred Stock has a stated value equal to $1,000. Each share of Series F Preferred Stock shall have a par value of $0.01.

The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless and until (x) converted or (y) the Corporation repurchases Series F Shares from the holder(s) thereof.

The Series F Preferred Stock will rank, with respect to rights to the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation: (i) senior to the Corporation’s Common Stock, par value $0.01 per share (“Common Stock”); (ii) on parity with all Preferred Stock of the Corporation with terms specifically providing that such Preferred Stock rank on parity with the Series F Preferred Stock with respect to rights to the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; and (iii) junior to all Preferred Stock of the Corporation with terms specifically providing that such Preferred Stock rank senior to the Series F Preferred Stock with respect to rights to the distribution of assets upon any liquidation, dissolution or winding up of the Company.

Holders of shares of the Series F Preferred Stock are entitled to receive, on each Dividend Payment Date, whether or not declared, set aside for payment or otherwise authorized by the Board of Directors, payment-in-kind dividends payable to the holder(s) of Series F Preferred Stock only in additional shares of Series F Preferred Stock (“PIK Dividends”) at the quarterly rate of three-hundredths (3/100th) of one share per outstanding Series F Share (equivalent to one-quarter (1/4) of 12% per annum per Series F Share) (the “Quarterly Dividend Rate”).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series F Preferred Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of Preferred Stock of the Company ranking senior to the Series F Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, an amount equal to the Liquidation Preference of the Series F Preferred Stock before any distribution of assets is made to holders of Common Stock or any other class or series of Preferred Stock of the Company that ranks junior to the Series F Preferred Stock as to liquidation rights.

As long as any shares of Series F are outstanding, the Company shall not, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of the Series F: (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series F Preferred Stock; (b) amend, alter, repeal or replace the Certificate of Incorporation so as to materially and adversely affect and deprive holders of Series F Preferred Stock of any right, preference, privilege or voting power of the Series F Preferred Stock; (c) amend, alter, repeal or replace the Certificate of Designations, or otherwise alter the rights, powers or privileges of the Series F Preferred Stock set forth in Certificate of Designations or Bylaws of the Corporation as then in effect, in a way that materially and adversely affects the Series F Preferred Stock or the holder(s) thereof; (d) redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement); or (e) declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock (excluding payments in kind of additional shares of such securities).

On any date following the date of the first issuance of Series F Shares, holders of outstanding shares of Series F Preferred Stock shall have the right, at each holder’s option, to convert their Series F Shares, in whole or in part, into Conversion Shares by following the mechanics of conversion set forth in the Certificate of Designation.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, a copy which is filed as Exhibit 3.1, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

As a result of lack of funding, effective December 8, 2022, the Company’s subsidiary, The Good Clinic, LLC, temporarily closed all its clinics, and put on furlough its full team including all clinic staff. Effective at that same time, Mitesco, Inc. also put on furlough almost its entire team and staff. As previously disclosed in the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022, and also disclosed in more detail in the Company’s Form S1/A, filed with the Securities and Exchange Commission on October 20, 2022, in 2022, nine mechanic’s liens for a total of $2.2 million were filed by several contractors against six of our clinics. Pursuant to Minnesota’s and Colorado’s Mechanic’s statutes, the contractor-creditors have the ability to commence a mechanic’s lien foreclosure action against the real properties in question to recover amounts due, costs, legal fees, and interest. Since the filing of our most recent Form 10-Q on November 14, 2022, lienholders have moved to foreclose on these clinics, and in response to the actions by the lienholders, the landlords of these six clinics initiated eviction proceedings which led to loss of possession of four operating clinics and three clinics which were under construction. Several of the landlords have initiated litigation or have notified us of their intent to initiate litigation against The Good Clinic, LLC and the Company (as guarantor of the leases). The general contractor for the build-out of the clinics has also initiated litigation against The Good Clinic, LLC and the Company. As a result, we have permanently ceased our operations at the affected clinic locations and as a result, we expect to lose some or all of our customers, and such loss of possession will have a material adverse impact on our business, results of operations, and financial condition.

As a result of our closing on the first tranche of the bridge financing, our 2022 year-end audit is in process and we intend to complete this as fast as possible in order to remain a fully reporting Company.

Forward Looking Statements

This Current Report on Form 8-K and the press release furnished as Exhibit 99.1 hereto, contain forward looking statements, including, but not limited to, statements related to the expected foreclosure of several of our clinics. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” and variations of such words and similar expressions are intended to identify such forward looking statements. We caution you that the foregoing may not include all the forward looking statements made in this Form 8-K.

These forward looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk that the liens could result in defaults under the Company’s leases for the affected clinic locations; the risk that the amounts due under the leases could be accelerated; the risk that defaults under the Company’s leases could trigger other damages and remedies; the risk that commenced and threatened litigation may result in material judgements against the Company; the risk that foreclosure of the Company’s clinics may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that foreclosure of the Company’s clinics may negatively impact the Company’s business operations and reputation with or ability to serve customers; and other risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q, and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov.

Forward looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward looking statements. All forward looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	State of Delaware Certificate of Designations, Preferences and Rights of Series F 12% PIK Convertible Perpetual Preferred Stock of Mitesco, Inc. dated March 24, 2023.
4.1	Form of Exchange Agreements
10.1	Form of Securities Purchase Agreement and Warrant
10.2	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2023	MITESCO, INC.

	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer